EXHIBIT 21

                              SPARTECH CORPORATION
                           SUBSIDIARIES OF REGISTRANT


Legal Entity               DBA                      Incorporation

Atlas Alchem Plastics,     Spartech Plastics        Delaware
Inc.

TKM Plastics, LP           Spartech Plastics        Missouri

Franklin-Burlington        Spartech Vy-Cal          Delaware
Plastics, Inc.
                           Spartech Polycom

Alchem Plastics, Inc.      Spartech Plastics        Delaware

Alchem Plastics            Spartech Plastics        Georgia
Corporation

Anjac-Doron Plastics, Inc. Spartech Profiles        Delaware

Spartech Polycom, Inc.     Spartech Polycom         Pennsylvania
                           Spartech Color

PH Chemicals, Inc.         Spartech Plastics        Delaware

Spartech Polycom, S.A.S.   Spartech Polycom         France

PolyTech South, Inc.       Spartech Polycom         Delaware

UVTEC, LP                  Spartech Polycom         Texas

Spartech Plastics, Inc.    Spartech Plastics        Delaware
                           Spartech Profiles

Spartech Industries, Inc.  Spartech Industries      Delaware
                           Spartech Profiles

Spartech Canada, Inc.      Spartech Industries      New Brunswick,
                                                    Canada
                           Spartech Color
                           Spartech Plastics
                           Spartech Profiles

Alshin Tire Corporation    Alshin Tire Corporation  California
                           Spartech Industries

Spartech Polycast, Inc.    Spartech Polycast        Delaware
Legal Entity               DBA                      Incorporation

Spartech Townsend, Inc.    Spartech Townsend        Delaware

Spartech Industries        Spartech Marine          Delaware
Florida, Inc.